AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT

THIS AGREEMENT dated for reference the 4th day of July, 2003.

BETWEEN:

GILDER ENTERPRISES, INC., a Nevada corporation, having its registered offices at 2300 West Sahara Avenue, Suite 500, Las Vegas, Nevada, USA 89102

(hereinafter called “Gilder”)

5G WIRELESS COMMUNICATIONS PTE LTD. , a Singapore corporation, having its registered offices at Penthouse Level, Suntec Tower 3, 8 Temasek Boulevard, Singapore 038988.

(hereinafter called “5G”)

MICHAEL PEH HIN TAN , a Singapore national (Singapore passport number 1686630Z), resident at #4, Kengchin Road, Singapore, 258707.

(hereinafter called “Tan”)

AND:

NEX CONNECTIVITY SOLUTIONS INC., a Canadian corporation, having its registered offices at 3639 Garibaldi Drive, North Vancouver, British Columbia, Canada V7H 2W2.

(hereinafter called the “Company”)

WHEREAS:

A.    The Company, Gilder, 5G and Tan (the “Parties”) entered into a shareholders agreement dated May 25, 2003 (the “Shareholders Agreement”.

B.    The Parties wish to amend the Shareholders Agreement on the terms of this Amendment No. 1 to Shareholders Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the mutua1 covenants and agreements hereinafter set forth, the parties hereto agree each with the other as follows:

1.    The Shareholders Agreement is hereby amended by deleting the original Section 2.06 and replacing Section 2.06 with the following:

                    “2.06    The following matters shall only be undertaken with the consent in writing of Gilder:

(a)    The sa1e, lease, transfer, mortgage, pledge or other disposition of the undertaking of the Company or any of its subsidiaries;

(b)    Any increase or reduction in the capital of the Company;

(c)    The consolidation, merger or amalgamation of the Company with any other company, association, partnership or legal entity;

(d)    Any single capital expenditure of the Company in excess of $5,000, or any lease by the Company of property having a fair market value in excess of $5,000;

(e)    Any borrowing by the Company or any of its subsidiaries which would result in the aggregate indebtedness of the Company (other than amounts due to Shareholders) being in excess of $5,000 at any one time;

(f)    Any loans by the Company or any of its subsidiaries to any Shareho1ders, or to an Affiliate;

(g)    Any transaction out of the ordinary course of the business of the Company;

(h)    Any contract between the Company and any Shareholders or an Affiliate;

(i)    Any change in the authorized signing officers in respect of legal documents or any bank or other financial institution;

(j)    Any agreement by the Company, which restricts or purports to restrict or which permits any other party to accelerate or demand the payment of any indebtedness of the Company upon the sale, transfer or other disposition by a Shareholder of his Shares and/or Loan;

(k)    All employment contracts made by the Company;

Provided that nothing in this paragraph 2.06 shall be construed so as to fetter the discretion of the directors of the Company to require such directors to act in a particular way with respect to any of the foregoing matters.”

2.    The Shareholders Agreement shall continue in full force and effect without amendment except as provided in this Amendment No. 1 to Shareholders Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

GILDER ENTERPRISES, INC.

Per: /s/ Joseph Bowes
Authorized Signatory

Name: Joseph Bowes

Title: President

5G WIRELESS COMMUNICATIONS PTE. LTD.

Per: /s/ Michael Tan
Authorized Signatory

Name: Michael Tan

Title: CEO
Signed, sealed and delivered by:

MICHAEL PEH HIN TAN

/s/ Michael Tan      (seal)
Signature

In the presence of:

WITNESS:

/s/ Dennis Tan
Signature

Name: Dennis Tan

Occupation: Consultant

Address: 1344 Whitley Road

West Vancouver, BC V7S 2N5

NEX CONNECTIVITY SOLUTIONS INC.

Per: /s/ Joseph Bowes
Authorized Signatory

Name: J. Bowes

Title: Director